Exhibit 10.2

AMENDMENT TO SUBSEQUENTLY PURCHASED NOTES

This amendment TO SUBSEQUENTLY PURCHASED NOTES (this “Amendment”), dated December [19], 2024, is entered into by and among American Battery Technology Company, a Nevada corporation, (the “Company”), and each of the investors listed on the Schedule of Buyers (individually, a “Buyer” and collectively, the “Buyers”) attached to the Purchase Agreement (defined below). The Company and the Buyers each may be hereinafter referred to as a “Party” and together as the “Parties.”

RECITALS

A. Reference is made to that certain SECURITIES PURCHASE AGREEMENT, dated as of August 29, 2023 (as amended on November, 14, 2024, the “Purchase Agreement”), by and among the Parties and the Subsequently Purchased Notes (as defined in the Purchase Agreement) issued thereunder bearing Certificates Nos. A-3 and A-4 (the “Outstanding Subsequently Purchased Notes”). Capitalized terms used without being defined herein have the meanings ascribed in the Outstanding Subsequently Purchased Notes.

B. The Parties wish to amend the Outstanding Subsequently Purchased Notes, effective as of the date hereof.

In consideration of these recitals and the mutual covenants, representations, warranties and agreements hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the Parties hereby agree as follows:

1. The definition of Initial Principal Amount in Section 1 of the Outstanding Subsequently Purchased Note bearing Certificate No. A-3 is hereby amended and restated as follows:

““Initial Principal Amount” means a Principal Amount of Notes equal to two million three hundred seventy five thousand dollars ($2,375,000), provided, however, that the Initial Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments), Cash Sweep Payments and Real Property Transaction Payments made prior to the date of determination of the Initial Principal Amount of the Note then outstanding which the Holder elected to apply to the repayment of the outstanding Initial Principal Amount.”

2. The definition of Initial Principal Amount in Section 1 of the Outstanding Subsequently Purchased Note bearing Certificate No. A-4 is hereby amended and restated as follows:

““Initial Principal Amount” means a Principal Amount of Notes equal to two million six hundred twenty five thousand dollars ($2,625,000), provided, however, that the Initial Principal Amount of this Note will be subject to reduction (A) pursuant to Section 5, Section 6, and Section 7 and (B) by an amount equal to the sum of all Partial Redemption Payments (including any Deferred Partial Redemption Payments), Cash Sweep Payments and Real Property Transaction Payments made prior to the date of determination of the Initial Principal Amount of the Note then outstanding which the Holder elected to apply to the repayment of the outstanding Initial Principal Amount.”

3. The Company hereby represents and warrants to each of the Buyers that:

(a) Each of this Amendment and the Outstanding Subsequently Purchased Notes (as amended hereby), constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

(b) As of the date hereof, except as stated below, the representations and warranties of the Company set forth in the Purchase Agreement are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect (as defined in the Purchase Agreement), in all respects), other than any such representation or warranty given as of a particular date in which case they are true and correct in all material respects (or, in the case of any such representation or warranty qualified by materiality or Material Adverse Effect, in all respects) as of such date. The Company received a letter from the Listing Qualifications Department of Nasdaq notifying us that, for the 30 consecutive trading days prior to such letter, we failed to maintain a minimum closing bid price of $1.00, in violation of Nasdaq Listing Rule 5550(a)(2). The Company has 180 calendar days in which to regain compliance, including by implementing a reverse stock split.

4. The Company shall promptly pay all reasonable and documented out-of-pocket expenses and costs of the Buyers (including, without limitation, the reasonable and documented attorney fees and expenses of counsel for the Buyers) in connection with the preparation, negotiation, execution and approval of this Amendment.

5. Notwithstanding the restrictions on issuances of securities during a Restricted Period (as defined in the Purchase Agreement) set forth in Section 4(j)(i) of the Purchase Agreement, the Buyers (constituting the Required Holders (as defined in the Purchase Agreement)) hereby consent to the Company’s proposed public offering of the Company’s Common Stock and warrants to acquire shares of the Company’s Common Stock for aggregate gross proceeds of up to $5,000,000 on or before December [20], 2024 (the “Offering”).

6. The effectiveness of this Amendment, including the consent set forth in Section 5 hereof, is conditioned upon the participation of the Buyers in the Offering in the aggregate amount of no less than one million dollars ($1,000,000).

7. This Amendment may be executed by one or more of the Parties on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to this Amendment and/or any document to be signed in connection with this Amendment and the transactions contemplated hereby shall be deemed to include Electronic Signatures (as defined below), electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be. As used herein, “Electronic Signatures” means any electronic symbol or process attached to, or associated with, any contract or other record and adopted by a person with the intent to sign, authenticate or accept such contract or record. A party’s electronic signature (complying with the New York Electronic Signatures and Records Act (N.Y. State Tech. §§ 301-309), as amended from time to time, or other applicable law) of this Amendment shall have the same validity and effect as a signature affixed by the party’s hand.

8. The Company and the Buyers acknowledge and agree that the Outstanding Subsequently Purchased Notes, as amended hereby, will continue to have a holding period under Rule 144 (“Rule 144”) promulgated under the Securities Act of 1933, as amended, that will be deemed to have commenced as of November 26, 2024. The Company further acknowledges and agrees that it will neither assert nor maintain a contrary position with respect to the date of commencement of the holding period under Rule 144 with respect to the Outstanding Subsequently Purchased Notes, as amended hereby.

9. The Company shall (a) by no later than 9:30 a.m., New York time, on the date immediately after this Amendment, issue a press release disclosing the material terms of the Offering and the transactions contemplated hereby, and (b) file a Current Report on Form 8-K, including this Amendment as an exhibit thereto, with the Commission within the time required by the Exchange Act. The Company covenants and agrees that neither it, nor any other Person acting on its behalf will provide any Buyer or its respective agents or counsel with any information that constitutes, or the Company reasonably believes constitutes, material non-public information, unless prior thereto each Buyer shall have consented to the receipt of such information and agreed with the Company to keep such information confidential. The Company understands and confirms that each Buyer shall be relying on the foregoing covenant in effecting transactions in securities of the Company. In addition, effective upon the issuance of such press release, the Company acknowledges and agrees that any and all confidentiality or similar obligations under any agreement, whether written or oral, between the Company, any of its Subsidiaries or any of their respective officers, directors, agents, employees or Affiliates on the one hand, and each Buyer or any of its Affiliates on the other hand, shall terminate. The Company and each Buyer shall consult with each other in issuing any other press releases with respect to the transactions contemplated hereby, and neither the Company nor any Buyer shall issue any such press release nor otherwise make any such public statement without the prior consent of the Company, with respect to any press release of a Buyer, or without the prior consent of the Buyers, with respect to any press release of the Company which names a Buyer, which consent shall not unreasonably be withheld or delayed, except if such disclosure is required by law, in which case the disclosing party shall promptly provide the other party with prior notice of such public statement or communication. Notwithstanding the foregoing, the Company shall not publicly disclose the name of a Buyer, or include the name of a Buyer in any filing with the Commission or any regulatory agency or securities exchange, without the prior written consent of such Buyer, except (a) as required by federal securities law in connection with the filing of final documentation with respect to the Offering or this Amendment with the Commission and (b) to the extent such disclosure is required by law or regulations of an applicable securities exchange, in which case the Company shall provide each Buyer with prior notice of such disclosure permitted under this clause (b).

10. Each Buyer covenants that until such time as the Offering and the transactions contemplated by this Amendment are publicly disclosed by the Company pursuant to the initial press release as described in Section 9, each Buyer will maintain the confidentiality of the existence and terms of the Offering and this transaction. Notwithstanding the foregoing, and notwithstanding anything contained in this Amendment to the contrary, the Company expressly acknowledges and agrees that (i) each Buyer makes no representation, warranty or covenant hereby that it will not engage in effecting transactions in any securities of the Company after the time that the Offering and the transactions contemplated by this Amendment are first publicly announced pursuant to the initial press release as described in Section 9, (ii) each Buyer shall not be restricted or prohibited from effecting any transactions in any securities of the Company in accordance with applicable securities laws from and after the time that the Offering and the transactions contemplated by this Amendment are first publicly announced pursuant to the initial press release as described in Section 9, and (iii) each Buyer shall not have any duty of confidentiality or duty not to trade in the securities of the Company to the Company or its Subsidiaries after the issuance of the initial press release as described in Section 9.

11. All questions concerning the construction, validity, enforcement and interpretation of this Amendment shall be determined in accordance with the provisions of the Outstanding Subsequently Purchased Notes.

12. This Amendment shall constitute a Transaction Document for all purposes under the Purchase Agreement. Except as amended herein, the Transaction Documents are hereby ratified and reaffirmed and the Company acknowledges, confirms and agrees that all of the Company’ s obligations owing to the Buyers under the Transaction Documents are hereby reaffirmed and shall remain in full force and effect.

COMPANY:

AMERICAN BATTERY TECHNOLOGY COMPANY

By:	/s/ Jesse Deutsch
Name:	Jesse Deutsch
Title:	CFO

BUYERS:

HIGH TRAIL INVESTMENTS ON LLC

By:	/s/ Eric Helenck
Name:	Eric Helenek
Title:	Authorized Signatory

HIGH TRAIL SPECIAL SITUATIONS LLC

By:	/s/ Eric Helenek
Name:	Eric Helenek
Title:	Authorized Signatory